Exhibit 99.1

Global Net Lease to Acquire Modiv Industrial in $535 Million Transaction

▪ Immediate 4% Accretion to AFFO per Share in All-Stock, Leverage-Neutral Transaction

▪ Complementary High-Quality Industrial Net-Lease Assets Enhance Existing Portfolio

▪ No External Capital Required to Complete Leverage-Neutral Transaction

NEW YORK and DENVER – May 4, 2026 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) and Modiv Industrial, Inc. (NYSE: MDV) (“Modiv”) announced today that the two companies have entered into a definitive merger agreement under which GNL will acquire Modiv in an all-stock transaction valued at an enterprise value of approximately $535 million. The transaction, once completed, will provide GNL with an attractive portfolio of high-quality mission-critical industrial properties across the United States while also providing Modiv stockholders with an immediate 25% expected increase in annual dividends and the opportunity to participate in the future growth of the combined company.

The transaction is expected to be immediately 4% accretive to GNL’s AFFO per share while remaining leverage neutral, fully preserving GNL’s balance sheet strength and financial flexibility. GNL intends to fully repay all of Modiv’s existing balance sheet debt and pay off Modiv’s preferred stock using its Revolving Credit Facility and cash on hand, requiring no external capital to complete the transaction.

Under the terms of the merger agreement, which has been approved by the boards of directors of both companies, holders of Modiv common stock and operating partnership units (“OP units”) will receive 1.975 newly-issued shares of GNL common stock or OP units for each share of Modiv common stock or OP unit they hold at the closing of the transaction, representing a total consideration of approximately $18.82 per Modiv share based on GNL’s closing share price as of May 1, 2026. This represents a 17% premium to Modiv’s closing share price on May 1, 2026, the last full trading day prior to the transaction announcement, and a 28% premium to Modiv’s unaffected share price prior to its January 20, 2026 strategic update. Upon the closing of the transaction, existing GNL stockholders are expected to own approximately 89% of the combined company and Modiv stockholders are expected to own approximately 11%.

“We believe this transaction is a compelling opportunity for GNL to expedite our transition to earnings growth in 2026 following the completion of our deleveraging initiative while continuing to reduce our office exposure,” said Michael Weil, CEO of GNL. “Modiv has thoughtfully assembled a high-quality portfolio of industrial net-lease assets that provide durable and predictable cash flows that align well with our objectives of enhancing earnings and long-term portfolio quality. We anticipate Modiv’s portfolio will integrate seamlessly with our existing portfolio given its weighted-average lease term of 15.0 years1, 45% investment-grade tenants2, and 2.4% annual rent escalations2. Importantly, we expect the transaction to be immediately accretive to earnings as well as leverage-neutral while further broadening the diversification and depth of our platform. We look forward to welcoming Modiv stockholders, who will receive GNL shares offering a highly attractive dividend yield, enhanced trading liquidity as part of a larger and more broadly followed platform, and long-term value creation driven by increased scale and earnings growth. We believe GNL represents a compelling opportunity, delivering both immediate income and meaningful upside as we execute on our growth strategy.”

Rob Kauffman, Non-Executive Chairperson of the GNL Board, added, “This is a compelling transaction that we believe strengthens GNL’s portfolio and accelerates our path to long-term earnings growth. Modiv’s high-quality net lease industrial portfolio is an excellent fit for GNL, and we expect this combination will generate meaningful long-term value for stockholders of both companies.”

Aaron Halfacre, President and Chief Executive Officer of Modiv, added, “We have long believed that our portfolio’s quality was historically mispriced by the marketplace and that we would be receptive if someone sought to close the value gap sooner than we could. Over the past year, Modiv attracted substantial interest from a range of suitors, including multiple unsolicited offers, but GNL distinguished itself through the long-term opportunity this transaction creates. I personally believe this transaction represents the best opportunity for Modiv investors to not only receive compelling value today (even before considering the tax advantages of a stock-for-stock deal), but allows us the opportunity to participate in future upside as continuing investors in GNL. Upon closing, this transaction is expected to result in a 25% increase in annual dividend income, paid quarterly, to existing Modiv investors (we will continue to pay our monthly dividend until closing). With a stronger balance sheet alongside true daily liquidity, I believe this transaction is in the best long-term interests of our stockholders, given the meaningful synergies expected and the enhanced scale and capabilities of the combined company. We believe GNL’s recent transformation has created an outstanding platform for durable growth, increasing institutional visibility and lowering its cost of capital. As a future GNL stockholder electing to roll over my entire position, I am confident the combined portfolio will thrive under Michael Weil and GNL’s leadership.”

GlobalNetLease.com	(332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Thomas H. Nolan, Jr., Chairman of the Board of Modiv, further added, “After a thorough and disciplined review process, our Board unanimously determined that this transaction represents the best outcome for our stockholders. It is also a clear validation of the strength of our platform and the exceptional execution of our management team, who have built a high-quality portfolio that naturally aligns with a larger, well-capitalized REIT. We are confident this combination positions the assets and stakeholders for continued success.”

Summary of Strategic Benefits:

▪	Immediate 4% AFFO per Share Accretion: GNL expects that the transaction will immediately be 4% accretive to AFFO per share. The transaction is expected to result in the elimination of duplicative G&A expenses and other cost synergies, totaling approximately $6 million of identified synergies expected to be captured annually.

▪	Leverage-Neutral Transaction Maintains Balance Sheet and Liquidity Strength: The all-stock transaction was structured to be leverage-neutral, preserving GNL’s balance sheet strength and financial flexibility. This transaction structure is expected to provide GNL with significant capacity to invest in strategic growth initiatives and continue to drive leverage down over the long-term.

▪	High-Quality Industrial Net Lease Portfolio: GNL will be acquiring a high-quality net lease portfolio concentrated in mission-critical industrial assets, supported by an attractive weighted average lease term of 15.0 years[1] and 2.4% average annual rent escalations[2]. This long-duration lease profile is expected to extend GNL’s weighted average lease term from 6.1 years as of December 31, 2025 to 7.0 years[1] on a pro forma basis and enhance GNL’s portfolio durability and cash flow visibility. Modiv’s portfolio features a well-recognized tenant base of leading global brands, with 45% of annual base rent derived from investment-grade rated tenants[3].

▪	Strengthens Portfolio Quality and Diversification: The acquisition will further strengthen GNL’s overall portfolio mix by significantly increasing exposure to high-quality mission-critical industrial assets while meaningfully reducing office concentration. Modiv’s portfolio is geographically well-diversified, providing exposure to key industrial markets across the United States, which is expected to enhance GNL’s overall portfolio resilience and stability.

▪	Enhanced Platform to Support Long-Term Growth: The transaction, once completed, will enhance GNL’s overall scale, diversification, and capital flexibility, which is anticipated to position GNL’s platform to more efficiently access capital, pursue strategic investments, and support sustainable long-term growth and value creation.

Leadership and Organization

There are no anticipated changes to GNL’s executive management team or Board of Directors in connection with the transaction.

Closing and Transaction Details

Completion of the transaction, which is expected in the third quarter of 2026, is subject to customary closing conditions, including the approval of Modiv stockholders. No approval of GNL stockholders will be required in connection with the transaction.

As a result of today’s announcement, Modiv does not plan to file its customary earnings release and supplemental information or to host a conference call to discuss its financial results for the quarter ended March 31, 2026 or subsequent quarters.

GlobalNetLease.com	(332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Advisors

BMO Capital Markets is acting as sole financial advisor to GNL and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Greenberg Traurig, LLP are serving as legal counsel to GNL.

Truist Securities is acting as sole financial advisor to Modiv and Morrison & Foerster LLP and Venable LLP are serving as legal counsel to Modiv.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust that focuses on acquiring and managing a global portfolio of income-producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

About Modiv Industrial, Inc.

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. Modiv actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation's supply chains. For more information, please visit www.modiv.com

Footnotes

[1] Metric based on square feet as of December 31, 2025, adjusted for Modiv’s previously disclosed disposition of Northrop Grumman and Kalera.

[2] Metric based on Annual Base Rent as of December 31, 2025, adjusted for Modiv’s previously disclosed disposition of Northrop Grumman and Kalera.

[3] Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Based on Annual Base Rent and as of December 31, 2025, Modiv’s portfolio was 23% actual investment grade rated, and 22% implied investment grade rated.

Additional Information and Where to Find It

In connection with the transaction, GNL intends to file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement of Modiv as well as a preliminary prospectus relating to the offer of securities to be issued to the stockholders of the Modiv (the “Proxy Statement/Prospectus”). After the Registration Statement is declared effective, a definitive proxy statement and other relevant documents will be mailed to stockholders of Modiv as of the record date to be established for voting on the transaction and other matters as described in the Proxy Statement/Prospectus. GNL and Modiv will also file other documents regarding the transaction with the SEC. This press release does not contain all of the information that should be considered concerning the transaction and is not intended to form the basis of any investment decision or any other decision in respect of the transaction.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, MODIV STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/ PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH MODIV’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MODIV AND THE TRANSACTION.

Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or to be filed with the SEC by GNL, without charge, once available, on the SEC’s website at www.sec.gov, or by directing a request to: Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, or by email at investorrelations@globalnetlease.com. Copies of the documents filed or to be filed with the SEC by Modiv will be available, without charge, on Modiv’s website at www.modiv.com.

GlobalNetLease.com	(332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

Participants in the Solicitation

GNL, Modiv and their respective directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from Modiv’s stockholders in connection with the transaction.

Information regarding GNL’s directors and executive officers, including information regarding their interests in the transaction and their ownership of GNL’s securities, is available in GNL’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026 (the “GNL 2025 Annual Report”), and GNL’s proxy statement, dated April 7, 2026, for its 2026 annual meeting of stockholders (the “GNL 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of GNL’s securities by GNL’s directors or executive officers from the amounts described in the GNL 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the GNL 2026 Proxy and are available at the SEC’s website at www.sec.gov. Information regarding Modiv’s directors and executive officers, including information regarding their interests in the transaction and their ownership of Modiv’s securities, is available in Modiv’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, and the amendment thereto on Form 10-K/A, filed with the SEC on April 30, 2026 (the “Modiv 2025 Annual Report”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Modiv’s securities by Modiv’s directors or executive officers from the amounts described in the Modiv 2025 Annual Report have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Modiv 2025 Annual Report and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Modiv’s stockholders in connection with the transaction will be set forth in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from GNL or Modiv using the sources indicated above.

No Offer or Solicitation

This press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of GNL or Modiv, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the transaction and the parties thereto. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the transaction between GNL and Modiv; the anticipated benefits and timing of the transaction, GNL’s future financial performance; and other statements regarding management’s intentions, beliefs, or expectations with respect to the GNL’s future performance following the consummation of the transaction, are forward-looking statements.

Forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

GlobalNetLease.com	(332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019

These forward-looking statements are based on the current expectations and assumptions of GNL and Modiv and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (1) GNL’s or Modiv’s continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (3) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the transaction and any definitive agreements with respect thereto; (4) the inability to complete the transaction, including due to failure to obtain approval of the stockholders of Modiv or other conditions to closing; (5) the risk that the transaction disrupts GNL’s current plans, business relationships, performance, operations and business generally as a result of the announcement and consummation of the transaction; (6) the risk that the price of GNL’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters, geopolitical tensions, and macro-economic and social environments affecting its business; (7) the ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the transaction; (9) changes in applicable laws or regulations; (10) risks related to GNL and Modiv’s business, including client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, re-leasing uncertainties, and potential damages from natural disasters; competition, impairments in the value of real estate assets; changes in domestic and foreign income tax laws and rates; and (11) other risks detailed from time to time in GNL or Modiv’s filings with the SEC including the Registration Statement and related documents filed or to be filed in connection with the transaction.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of each of the GNL 2025 Annual Report and the Modiv 2025 Annual Report, subsequent Quarterly Reports on Form 10-Q and the Registration Statement and Proxy Statement/Prospectus that will be filed by GNL, and other documents filed by GNL and Modiv from time to time with the SEC, as well as the list of risk factors included herein. These filings identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, each of which is made only as of the date of this press release.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

GlobalNetLease.com	(332) 265-2020 | 650 Fifth Avenue, 30th Floor, New York, NY 10019